Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Morris Publishing Group, LLC and Morris Publishing Finance Co. (the “Registrants”) on Form 10-Q for the period ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William S. Morris IV, Chief Executive Officer, and Steve K. Stone, Chief Financial Officer of both Registrants, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.

Date: August 14, 2007	BY:	/s/ William S. Morris IV
William S. Morris IV Chief Executive Officer

Date: August 14, 2007	BY:	/s/ Steve K. Stone
Steve K. Stone Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Registrants and will be retained by the Registrants and furnished to the Securities and Exchange Commission or its staff upon request.